UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): May 15, 2009



                             FOUR OAKS FINCORP, INC.
             (Exact name of registrant as specified in its charter)


         North Carolina             000-22787              56-2028446
 (State or other jurisdiction   (Commission File        (I.R.S. Employer
       of incorporation)             Number)          Identification Number)



                   6114 U.S. 301 South
                Four Oaks, North Carolina                  27524
         (Address of principal executive offices)       (Zip Code)


                                 (919) 963-2177
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 15, 2009, in an initial closing, Four Oaks Fincorp, Inc. (the "Company") sold $3.45 million aggregate principal amount of subordinated promissory notes due May 15, 2019 (the "Notes") to certain accredited investors, including Percy Lee, a current director of the Company, his spouse Joyce Lee, and Peggy Edwards, the spouse of William Edwards, another director. The Company may elect to sell additional Notes upon the same terms and conditions in one or more subsequent closings on or prior to August 13, 2009, provided that the aggregate principal amount of all Notes issued in all closings does not exceed $12 million. The Company is obligated to pay interest on the Notes at an annualized rate of 8.5% payable in quarterly installments commencing on the third month anniversary of the date of issuance of the Notes. The Company may prepay the Notes at any time after May 15, 2014 subject to compliance with applicable law.

Upon the occurrence, and during the continuation, of an event of default under which the Company fails to pay any amounts when due or fails to observe or perform any material covenant that remains uncured for 30 days, the Notes shall bear interest at a rate equal to the lesser of the existing interest rate plus 2% or the maximum rate permissible under law. In addition, payment of the Notes will be automatically accelerated if the Company enters voluntary or involuntary bankruptcy or insolvency proceedings.

The Notes are unsecured and subordinated to (i) all indebtedness owed by the Company to its secured creditors and general creditors; (ii) obligations arising from off-balance sheet guarantees and direct credit substitutes; (iii) obligations associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts, and similar arrangements; and
(iv) any such indebtedness or any debentures, notes, or other evidence of indebtedness issued in exchange for or to refinance any senior indebtedness or any indebtedness arising from the satisfaction of any such senior indebtedness by a guarantor.

The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of other jurisdictions.

Proceeds from the sale and issuance of the Notes will be used to provide additional equity capital to the Company's banking subsidiary, Four Oaks Bank & Trust Company.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FOUR OAKS FINCORP, INC.


                                           By: /s/ Nancy S. Wise
                                               ---------------------------------
                                               Nancy S. Wise
                                               Executive Vice President,
                                               Chief Financial Officer

Date: May 21, 2009